AGREEMENT

                                       AND

                                      PLAN

                                       OF

                                 REORGANIZATION

                                 BY AND BETWEEN

                            SENTRY ACCOUNTING, INC.,

                                       AND

                               TRAVELNOW.COM INC.







                               Date: July 23, 1999

     Agreement and Plan of Reorganization ("Agreement"), dated as of July 23, 1999, by and between Sentry Accounting, Inc., a Florida corporation ("Sentry"), and TravelNow.com Inc., a Missouri corporation (the "Acquiree").

                                    RECITALS

     A. As of the date hereof, there are an aggregate of 50,000,000 shares of Sentry's Common Stock, no par value (the "Sentry Shares") authorized, of which 2,491,000 shares are issued and outstanding. Upon the Effective Date as defined below, 1,475,533 shares are to be issued as herein below more fully described in
Section 4 of this Agreement.

     B. TravelNow.com Inc. is a Missouri corporation, with 2,906,800 shares of issued and outstanding common stock (the "TravelNow.com Stock").

     C. The parties hereto intend that the issuance of the Sentry Shares in exchange for the TravelNow.com Stock shall be in accordance with the applicable statutes of the State of Florida and shall qualify as a "tax-free" reorganization within the meaning of Section 368 and applicable subsections of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants, agreements and representations contained herein, the parties hereto agree as follows:

                              OPERATIVE PROVISIONS

                                    ARTICLE 1

                                     MERGER

1.1 Transfer of Property and Liabilities. Upon the Effective Date (as defined in
Article 4 hereof) of the merger, the separate existence of Acquiree shall cease; all of the outstanding shares of stock of Acquiree shall be exchanged for and converted into the Sentry Shares; and upon the filing of a Certificate of Merger with the Secretary of State of the State of Florida, Sentry shall possess all the rights, privileges, immunities, powers and purposes, and all property, causes of action and every other asset of Acquiree and shall assume and be liable for all the liabilities, obligations and penalties of Acquiree, in accordance with Florida law.

1.2 Surviving Corporation. Following the merger, the existence of Sentry shall continue unaffected and unimpaired by the merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities of a corporation organized under the laws of Florida. The Certificate of Incorporation and Bylaws of Sentry, as in effect immediately prior to the Effective Date, shall continue in full force and effect, and, except as provided otherwise in this document, shall not be changed in any manner by the merger.

                                    ARTICLE 2

                              CONVERSION OF SHARES

2.1 Conversion Ratio. Sentry and Acquiree hereby adopt the Plan of Reorganization by this Agreement and hereby agree that Acquiree shall merge into Sentry on the terms and conditions set forth herein. Upon surrender of certificates representing Acquiree Common Stock, Sentry will issue and deliver as herein provided certificates representing a number of whole shares of its Common Stock determined by the following exchange rate: 1 share of Sentry Common Stock shall be issued in exchange for each 1.97 shares of Acquiree Common Stock issued and outstanding on the Effective Date. No fractional shares of Sentry's Common Stock will be issued to Acquiree. Accordingly, any fractional shares of Sentry's Stock will, upon surrender of the certificates representing the fractional shares of Acquiree's Stock, will receive a full share if the fractional share equals or exceeds fifty percent (50%), and if the fractional share is less than fifty percent (50%) the fractional share shall be canceled. All persons holding shares of Acquiree Common Stock shall surrender the certificates representing the shares of Acquiree Common Stock, either by certified mail, return receipt requested, or in person to: Jeff Wasson, TravelNow.com Inc., 318 Park Central East, Suite 306, Springfield, Missouri 65806, or such other location as Acquiree shall advise such holders in writing. Upon receipt of the surrendered share certificate of Acquiree Common Stock, a replacement certificate reflecting shares of Sentry Common Stock subject to the exchange rate set forth in this paragraph 2.1 shall be issued and caused to be delivered in accordance with this Agreement. Notwithstanding proposed exchanges of certificates, each certificate representing shares of Acquiree Common Stock not physically surrendered pursuant to this section shall be deemed to represent shares of Sentry Common Stock and subject to the exchange rate set forth in this paragraph 2.1.

2.2 Shares of Sentry. On the date of the Closing, Sentry represents that 2,491,000 shares of its common stock, no par value per share, are issued and outstanding. None of the issued and outstanding shares of Sentry shall be converted as a result of the merger and all of such shares shall remain issued and outstanding shares of capital stock of Sentry.

2.3 Assets of Acquiree. Prior to the Effective Date, Acquiree will retain all the assets, properties, business and goodwill of Acquiree of every kind and description, wherever located, including without limitation, all property, tangible or intangible, real, personal, or mixed, accounts receivable, patent rights, trademarks, trade names, bank accounts, cash and securities, claims and rights under contracts of Acquiree, rights to use its corporate name and all other names or slogans used by Acquiree in connection with its business or products and all books and records of Acquiree relating to its business (collectively referred to as the "Assets"), all as the same shall exist at the date of this Agreement. Such Assets shall, without limitation, include all Assets of Acquiree shown on the Interim Balance Sheet referenced in Section 5.8 below, and all Assets thereafter acquired by Acquiree prior to the Effective Date, except such of those Assets of Acquiree as (1) may have been disposed of prior to the Effective Date in the ordinary course of business, and (2) may have been otherwise disposed of prior to the Closing Date at the request or with Sentry's written consent.

2.4 Dissenters' Rights. Provided the number of shares voted against this Plan of Reorganization is twenty-five thousand (25,000) or less then those shareholders of Acquiree that voted against the merger may elect to either (i) receive a cash payment equal to Four Dollars ($4.00) per share ("Exchange Rate")for each share of Acquiree held on the Effective Date; or, (ii) they may deliver a written demand for appraisal of their shares in the manner provided for in Section
351.447 and 351.445 of the Revised Statutes of Missouri (R.S.Mo.). Shareholders presenting a written demand under ss. 351.447 and 351.445 R.S.Mo. shall have no right to any cash payment under Missouri law. If a shareholder fails to perfect his/her/their rights under ss. 351.447 and 351.445 R.S.Mo. or shall effectively withdrawn or lost such rights, that shareholder shares of Acquiree Common Stock shall thereupon be deemed to have been canceled and converted as provided in
Section 2.1 at the Effective Date, and each such share shall represent the right to receive the appropriate cash payment based on the Exchange Rate.

2.5 Dissenters' Shares. Not more than twenty-five thousand (25,000) of the outstanding shares of the Acquiree's Stock shall be Dissenters' Shares as defined in Chapter 351 of the Revised Statutes of Missouri. In the event Dissenters' Shares exceed five thousand (5,000), this Agreement shall terminate. Thus, all rights, duties and obligations hereunder shall be treated as void ab initio.

                                    ARTICLE 3

                   RELATED TRANSACTIONS; ADDITIONAL AGREEMENTS

3.1 Change in Corporate Name. The Board of Directors of Sentry shall authorize the change of its name to "TravelNow.com Inc.", or such other name approved by the Acquiree, on the Effective Date and shall file an amendment to its Articles of Incorporation to reflect such change.

3.2 Shares of Sentry to be Retired. TBC Investments, Inc., is control shareholder of Sentry, and is solely owned by Teresa B. Crowley, who serves as Chief Executive Officer, President, Sentry and sole director of Sentry. At the Closing, or before the end of the 45 day period thereafter, TBC Investments, Inc. and/or Ms. Crowley agree to retire to the treasury of Sentry, the 2,000,000 restricted shares owned by TBC Investments, Inc., in exchange for $2,000.00 and the transfer to TBC Investments, Inc. of the operating business of Sentry owned by Sentry prior to the Merger.

3.3 Change in Board of Directors of Sentry. At the Closing, the current sole Director of Sentry shall elect Jeff Wasson as Chairman of the Board and Chris Noble as a member of the Board of Directors of Sentry and immediately thereafter, Teresa B. Crowley shall resign as the Chairman of Sentry, but at the request of Jeff Wasson and Chris Noble, will continue to serve as a Director of Sentry until ten (10) days after the Closing Date. Messrs. Wasson and Noble shall serve as members of the Board of Directors of Sentry until the next annual meeting of the shareholders of Sentry, or until their successors are duly elected and seated. Copies of the Meeting of the Board of Directors of Sentry and Ms. Crowley's resignation are attached hereto as Composite Schedule 3.3.

3.4 Change in Officers. As of the Closing Date, Teresa B. Crowley, will resign as Sentry's Chief Executive Officer, President and Secretary and Donald R. Mastropietro will resign as Sentry's Vice President and Treasurer, and the Board of Directors of Sentry, shall as of the Closing Date appoint the following officers: Jeff Wasson as Chief Executive Officer and President; and Chris Noble as Executive Vice President and Secretary. Such persons shall serve at the direction of the Board of Directors.

3.5 Books and Records. Acquiree shall have delivered to Sentry all of the books and records of Acquiree in their possession.

3.6 Amendment to Articles of Incorporation. The Board of Directors of Sentry shall authorize an amendment to its Articles of Incorporation to provide for preferred stock and shall file an amendment to its Articles of Incorporation to reflect such changes. A copy of the Articles of Amendment to the Articles of Incorporation is attached as Schedule 3.6.

                                    ARTICLE 4

                         CLOSING; CERTIFICATE OF MERGER

4.1 Closing. The Closing contemplated by Section 1.1 shall be held at the offices of TravelNow.com Inc., 318 Park Central East, Suite 306, Springfield, Missouri 65806 at 6:00 P.M. on July 23, 1999, unless another place or date is agreed upon in writing by the parties (the "Closing Date"). If the Closing fails to occur by July 30, 1999, or by such later date to which the Closing may be extended as provided herein above, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and no party hereto shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by any party or parties which is/are not in default of any of its or their respective representations, warranties or covenants if any other party or parties is in default of any of its or their respective representations, warranties or covenants under this Agreement. The Sentry Shares shall be issued according to Schedule 4.1 attached hereto. At the Closing, as conditions thereto:

4.2 Deliveries by Sentry.

     Sentry shall deliver, or cause to be delivered to Acquiree:

     (a) As soon after the Closing as is feasibly possible and no later than July 30, 1999, certificates for the shares of Sentry Stock being exchanged for their respective accounts, in form and substance reasonably satisfactory to Acquiree and its counsel;

     (b) The certificates,  resolutions,  opinions and resignations specified in
Article 8 below;

     (c) All of the books and records of Sentry.

4.3 Deliveries by Acquiree.

     Acquiree shall deliver to Sentry:

     (a) A stock certificate or certificates evidencing the ownership of each and all shares of TravelNow.com Stock currently owned by them, respectively, duly endorsed for transfer to Sentry; and

     (b) The certificates, resolutions and opinions specified in Article 7 below.

4.4 Certificate of Merger. After the Closing provided for in Section 4.1 above, the Certificate of Merger executed by the parties at Closing shall be submitted for filing with the Secretary of State of Florida. The date of the latter of such filing, or such other date as the parties may agree upon in writing pursuant to applicable law, shall be the effective date of the Merger (the "Effective Date").


                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF ACQUIREE

     Acquiree represents and warrants to Sentry as follows:

5.1 Organization, Power, Standing and Qualification. Acquiree is a corporation duly organized, validly existing, and in good standing under the laws in the State of Missouri and has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. Acquiree is duly qualified to do business and is in good standing in each and every jurisdiction where the failure to qualify or to be in good standing would have an adverse effect upon its financial condition, the conduct of its business or the ownership of its assets.

5.2 Authority. Acquiree has the power and authority to execute, deliver and perform this Agreement; and this Agreement is a valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

5.3 Validity of Contemplated Transactions; Interference. Other than as provided in Schedule 5.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene any provision of the Certificate of Incorporation or Bylaws of Acquiree; (b) violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, indenture, lease, or mortgage to which Acquiree is a party; (c) subject the assets of Acquiree to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement; (d) reasonably interfere with any other agreement to which Acquiree is a party; or (e) violate any material provision of law, rule, regulation, order, permit, or license to which Acquiree is subject.

5.4 Capitalization of Acquiree. Acquiree's authorized capital stock consists of 3,000,000 shares of common stock, $0.01 par value per share, of which 2,906,800 shares are presently outstanding, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, conversion privileges, subscriptions, calls, commitments or rights of any character relating to any authorized but unissued capital stock of Acquiree.

5.5 Subsidiaries.  Except as disclosed in Schedule 5.5 hereto,  Acquiree owns no
shares  of  capital  stock  or  other  equity   interest  in  any   corporation,
partnership, joint venture or other business organization or enterprise.

5.6 Adoption of Merger. The requisite number of shares required for the approval of this transaction by the Acquiree's shareholders have been cast in favor of this transaction. A copy of the minutes from the shareholder's meeting is attached as Schedule 5.6.

5.7 Title to Properties. Except as set forth in Schedule 5.7 hereto, Acquiree has good, valid and marketable title to all of its assets, free and clear of all mortgages, liens, pledges, security interests and other encumbrances, except (a) mortgages, liens, pledges, security interests, and other encumbrances reflected in the Interim Financial Statements or the notes thereto [as such term is defined in Section 5.8 herein], (b) liens for current taxes not delinquent or being contested in good faith by appropriate proceedings, (c) liens in connection with workmen's compensation, unemployment insurance or other social security obligations, (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (e) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and
(f) such imperfections of title, lien, easements and encumbrances, if any, as are not substantial and do not materially detract from the value, or interfere with the present use, of any of the properties subject thereto or affected thereby, or otherwise impair the business, operations or prospects of Acquiree.

5.8 Financial Statements and Operating Information. Acquiree has delivered to Sentry its compiled balance sheet as of March 31, 1999 (the "Interim Balance Sheet") and its related statements of income and schedule of operating expenses for the twelve month period then ended (collectively the "Interim Financial Statements"). The financial statements are, to the best knowledge of Acquiree consistent with the books and records of Acquiree and present fairly the financial condition and results of operations as of the respective dates thereof and the respective periods then ended, and there has been no material change in such financial condition of Acquiree since March 31, 1999, other than as set forth in Schedule 5.8.

5.9 Absence of Undisclosed Liabilities. Except as provided in Schedule 5.9, Acquiree has no material liabilities or obligations except for those (i) reflected on the Interim Balance Sheet; (ii) reflecting contractual liabilities or obligations incurred in the ordinary course of business that are not required by generally accepted accounting principles to be reflected in a balance sheet;
(iii) incurred in the ordinary course of business subsequent to the date of the Interim Balance Sheet and not required to be disclosed pursuant to the terms of this Agreement; and (iv) specifically disclosed in a schedule to this Agreement. Except as otherwise provided in this Agreement, the term "liabilities or obligations" as used in this Agreement shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

5.10 Certain Tax Matters. Acquiree has duly filed all federal, state, and local tax returns and reports required to be filed by Acquiree for all periods ending on or prior to June 30, 1999 and all taxes, including income, gross receipts, and other taxes and any penalties with respect thereto, shown thereon to be due and payable, have been paid, withheld, or reserved for or are reflected as a liability in the Interim Balance Sheet. Except as provided in Schedule 5.10, Acquiree has not entered into any agreements for the extension of time for the assessment of any tax or tax delinquency, has received no outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment, and has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes, including without limitation social security and unemployment compensation, relating to its employees, and remitted such withheld amounts to the appropriate taxing authority as required by law. Acquiree has no permanent establishment located in any tax jurisdiction other than in the United States and is not liable for the payment of any taxes levied by any foreign tax jurisdiction.

5.11 Litigation; Compliance with Laws. Except as set forth in Schedule 5.11 attached hereto, there is no suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or threatened against or related to Acquiree. Except as set forth in Schedule 5.11 attached hereto, there has been no failure to comply with, nor any default under, any law, ordinance, requirement, regulation, or order applicable to Acquiree or its business operations, nor any violation of or default with respect to any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against Acquiree which in any such case would reasonably be expected to have a material adverse effect on the financial condition, business, results of operations, properties or assets of Acquiree. Except as set forth in Schedule 5.11 attached hereto, Acquiree has obtained all permits, licenses, zoning variances, approvals, and other authorization for which the failure to so obtain would have a material adverse effect on Acquiree's operations. All such material permits, licenses, approvals and authorizations are currently valid and in full force and no revocation, cancellation or withdrawal thereof has been effected or threatened. The execution of this Agreement and the performance of the transactions contemplated hereby have not and will not change in any respect, or result in the termination of, any such material permits, licenses, certificates, zoning variances and authorizations. There have been no illegal kickbacks, bribes or political contributions made by Acquiree.

5.12 ERISA Matters. Schedule 5.12 attached hereto contains a complete and accurate list of all Benefit Plans (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) and insurance policies relating thereto sponsored by Acquiree or to which Acquiree is making contributions as of the date hereof with respect to employees of Acquiree. Acquiree has timely paid, or will timely pay as soon as practicable, all employee benefits due and owing under the Benefit Plans sponsored by Acquiree in accordance with the terms of each such Benefit Plan.

5.13 Insurance. All inventories, machinery, equipment, buildings, improvements, and other tangible assets owned or leased by Acquiree are insured against fire and casualty under the policies and in the amounts and types of coverage set forth in Schedule 5.13 attached hereto (the "Policies") and between the date hereof and the Effective Date, Acquiree shall use commercially reasonable efforts to maintain all of the Policies, or policies which are substantially equivalent to the Policies. The Policies are outstanding and duly in force and the premiums thereon fully paid when and as the same are due and payable.
Schedule 5.13 is a true and correct schedule of all policies of fire, liability, and other forms of insurance, excluding the Benefit Plans listed in Schedule
5.12 pursuant to which the assets of Acquiree are insured (whether or not held by Acquiree) or with respect to which Acquiree pays all or part of the premium.

5.14 Proprietary Information. Acquiree owns, possesses or lawfully uses all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade dress, franchises, copyrights, copyright applications and similar intangible rights used in its business and trade secrets or other proprietary information similarly used (collectively, the "Patents and Trademarks"), each item of which is listed in Schedule 5.14 attached hereto, and those Patents and Trademarks designated on Schedule 5.14 are owned exclusively by Acquiree, are valid and enforceable, and none infringe (nor has any claim been made that there is any such infringement) the patents, trademarks, service marks, trade names, copyrights or similar intangible rights of others. After due inquiry, to the best of Acquiree's knowledge, there is no claim against Acquiree that either is or may be infringing on or otherwise acting adversely to the rights of any person under or in respect of any patent, trademark, service mark, trade name, trade dress, copyright, license, franchise, permission, or other intangible right. Acquiree is not obligated or under any liability to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, trade name, trade dress, copyright, or other intangible asset with respect to the use thereof, in connection with the conduct of its business or otherwise.

5.15 Labor Disputes. Except as set forth in Schedule 5.15, Acquiree is not a party to any contract or other agreement with any labor union nor is Acquiree experiencing or the subject of or, to Acquiree's knowledge, threatened by, any union organization campaign or any strike, slowdown, picketing, work stoppage, or other labor disturbance by any labor union or group of employees.

5.16 Contracts. Except as set forth in Schedule 5.16 or in another Schedule to this Agreement, Acquiree is not a party to any material contract, agreement, commitment, lease, indenture, fringe benefit or other plan. For purposes of this
Section 5.16 "material" shall mean any contract, agreement, commitment, lease, indenture, fringe benefit or other plan entered into which is not in the ordinary course of business or, if entered into in the ordinary course of business, which involves a payment, commitment or entitlement in excess of $40,000. True and correct copies of all of the contracts, agreements, commitments, leases, indentures, fringe benefits or other plans, documents and instruments identified in Schedule 5.16, have been supplied to Sentry.

5.17 Other Transactions. Acquiree has not, since inception, (a) operated its business except in the ordinary course of business, (b) incurred any debts, liabilities or obligations except in the ordinary course of business, (c) discharged or satisfied any liens or encumbrances, or paid any liens or encumbrances, or paid any material debts, liabilities or obligations, except in the ordinary course of business, (d) mortgaged, pledged or subjected to lien or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business and except those permitted by Section 5.7 hereof,
(e) sold or transferred any of its tangible assets having a book value of $25,000 or more, or canceled any debts or claims, except, in each case, in the ordinary course of business, or (f) suffered any extraordinary losses or waived any rights of substantial value.

5.18 Product Liability Insurance Claims. Acquiree is identified as an insured party under all policies of insurance relating to product liability listed on
Schedule 5.18 for and against any claim for product liability on an occurrence basis for events occurring prior to the Closing Date.

5.19 Bank Accounts. Schedule 5.19 attached hereto lists the names and addresses of every bank and other financial institution in which Acquiree maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto.

5.20 No Changes. Except as provided in Schedule 5.20, since March 31, 1999, there has not been:

     (a) Any change in the financial or other condition, assets, liabilities or business of Acquiree, except changes described in Schedule 5.20 hereto, none of which individually or in the aggregate has been materially adverse to Acquiree;

     (b) Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or would reasonably have an adverse affect on the business or assets of Acquiree to a material degree;

     (c) Any strike, lockout, labor trouble or any similar event or condition of any character adversely affecting the business of Acquiree;

     (d) Except as disclosed in writing to Sentry from time to time, any declaration, setting aside or payment of any dividend or other distribution in respect of any of the shares of capital stock of Acquiree or any direct or indirect redemption, purchase or other acquisition of the shares of capital stock of Acquiree or any direct or indirect payment or incurring of management fees or other transactions between Acquiree and any affiliate of Acquiree; or

     (e) Any increase in the compensation payable or to become payable by Acquiree to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof, except in the ordinary course of business as disclosed to Sentry.

5.21 Veracity of Statements. To the knowledge of Acquiree, no representation or warranty by Acquiree contained in this Agreement and no statement contained in any certificate, schedule or other instrument furnished to Sentry pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make it not misleading.

5.22 Copies of Articles and Bylaws and Stock Records. A copy of Acquiree's Certificate of Incorporation (certified by the Secretary of State of Missouri), Bylaws and stock records (certified by the Secretary of Acquiree) has been delivered to Sentry and each is correct and in effect as at the date of this Agreement. Such books and records have been regularly and properly kept and are complete, accurate and legally sufficient under applicable law.

5.23 Condition of Tangible Assets. All material tangible portions of Acquiree's assets are in a condition sufficient for Acquiree's operations.

5.24 Directors and Officers. Acquiree has delivered to Sentry a true and complete list as of the date of this Agreement showing the names of Acquiree's directors and officers, each of whom has been duly elected and/or appointed.

5.25 Accounts Receivable. The accounts receivable of Acquiree reflected on the Interim Balance Sheet and those acquired and accrued thereafter through the date of this Agreement are valid and bona fide accounts receivable, created in the ordinary course of business, and, except as provided in Schedule 5.25, the allowance for doubtful accounts with respect thereto has been prepared in accordance with generally accepted accounting principles. No part of such accounts receivable is contingent upon performance by Acquiree of any obligation, other than any warranty obligation, and no agreements for deductions or discounts have been made with respect to any part of such receivables.

5.26 Inventories. All material portions of the inventories of Acquiree are fit for their intended use and the net finished goods portion thereof is saleable in the ordinary course of business, and the provision for slow and obsolete inventories has been made in accordance with generally accepted accounting principles.

5.27 Environmental Matters.

     (a) Schedule 5.27 attached hereto sets forth:

          (1) all facts regarding hazardous substances, hazardous wastes and constituents used, handled, stored or disposed of on the Premises (as herein defined) by Acquiree, and to the knowledge of Acquiree of all predecessors in interest and all prior occupants of the Premises, where such use, handling, storage or disposal may reasonably be expected to cause an adverse effect on the business, assets, or the financial condition of Acquiree;

          (2) all reports, studies or documents regarding releases of hazardous substances and hazardous wastes and constituents in, on, under or above the Premises filed with any governmental agency by Acquiree, and to the knowledge of Acquiree by all predecessors in interest and all prior occupants of the Premises; and

          (3) all studies or reports authorized by Acquiree, and to the knowledge of Acquiree by all predecessors in interest and all prior occupants of the Premises regarding environmental conditions of the Premises.

     (b) Except as set forth in Schedule 5.27 attached hereto, Acquiree is not aware of, nor has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may reasonably be expected to interfere with or adversely affect its business, its assets or the financial condition of Acquiree or prevent compliance or continued compliance with Environmental Laws (as herein defined), or may reasonably be expected to give rise to any liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any hazardous substance or hazardous wastes or constituents by Acquiree, all predecessors in interest and all prior occupants of the Premises.

     (c) Acquiree has used due diligence to discover the existence of the information to be disclosed as itemized in Paragraphs (a) and (b).

     (d)

          (1) Sentry reserves the right prior to closing, but is not hereby obligated, to undertake an investigation of the Premises and Acquiree shall cooperate in providing reasonable access to the Premises and any documents deemed by Sentry necessary for such investigation; provided, however, that such investigation shall not interfere with or cause any damage to the business or the assets of Acquiree. All fees, costs and expenses concerning such investigation shall be paid by Sentry.

          (2) If Sentry discovers that any of the representations or warranties of Acquiree contained in Section 5.28(a) of this Agreement are inaccurate in any material respect and that, except as previously disclosed by Acquiree to Sentry, hazardous wastes, hazardous substances or constituents, are present in, on, under or above the Premises, the presence of which has or may reasonably be expected to have a material adverse effect on the business, the assets or the financial condition of Acquiree, upon notice to Acquiree to that effect Sentry may terminate this Agreement and shall have no further obligations under this Agreement.

     (e) For purposes of Section 5.27 of this Agreement:

          (1) The term "hazardous substance" has the definition set forth in 42 USC ss.9601(1);

          (2) The term "hazardous wastes and/or constituents" has the definition set forth in 42 USC ss.6903(5) and 40 CFR part 261;

          (3) The term "Environmental Laws" means the collective federal, state, and local statutes, rules, regulations, ordinances and laws relating to environmental conditions or hazardous substances as currently in effect, including but not limited to the Solid Waste Disposal Act, 42 USC ss.6901-6991i; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 USC ss. 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 USC ss.6901 et seq.; the Federal Water Pollution Control Act, 33 USC ss.1251 et seq.; the Clean Air Act, 42 USC ss.7401 et seq.; the Toxic Substance Control Act, 15 USC ss.2601-2629; the Safe Drinking Water Act, 42 USC ss.300f-300j, all as amended; all similar state statutes and local ordinances; and the regulations, orders, judicial and administrative decisions presently in effect thereunder; and

The term "Premises" shall mean all of the leasehold interests held by or property owned by Acquiree, together with any improvements thereon located at or any other property where the business is or had been operated (the "Premises").

5.28 Acquisition of Sentry Shares for Investment. At a duly called and held special meeting of shareholders of Acquiree the shareholders of Acquiree agreed they were (1) acquiring the Sentry Shares for investment purposes, for their own account and not with a view to the resale or distribution thereof in violation of any state or federal securities laws (2) would not sell, transfer, pledge or hypothecate any of the Sentry Shares in the absence of registration under or pursuant to an applicable exception from federal and all applicable state securities laws and (3) agreed that the certificates representing the Sentry Shares shall bear a restrictive legend, in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), ARE RESTRICTED SECURITIES, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

                                    ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF SENTRY

Sentry represents and warrants to Acquiree as follows:

6.1 Organization, Power, Standing and Qualification. Sentry is a corporation duly organized, validly existing and in good standing under the laws in the State of Florida and has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. Sentry is duly qualified to do business and is in good standing in each and every jurisdiction where the failure to qualify or to be in good standing would have an adverse effect upon its financial condition, the conduct of its business or the ownership of its assets.

6.2 Authority. Sentry has the power and authority to execute, deliver and perform this Agreement; and this Agreement is a valid and binding obligation of Sentry, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

6.3 Validity of Contemplated Transactions; Interference. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene any provision of the Certificate of Incorporation or Bylaws of Sentry; (b) violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, indenture, lease, or mortgage to which Sentry is a party; (c) subject the assets of Sentry to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement; (d) reasonably interfere with any other agreement to which Sentry is a party; or (e) violate any material provision of law, rule, regulation, order, permit, or license to which Sentry is subject.

6.4 Capitalization of Sentry. Sentry's authorized capital stock consists of 50,000,000 shares of common stock, no par value, 2,491,000 of which shares are presently outstanding, validly issued, fully paid and non-assessable. The Sentry Shares to be issued pursuant to this Agreement, when issued and delivered as provided herein will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive or similar rights. There currently are no rights, agreements, commitments, option or warrants of any character obligating Sentry, contingently or otherwise, to issue any additional shares of Sentry stock or to register any shares of its capital stock under any applicable federal or state securities laws.

6.5  Subsidiaries.  Except as disclosed  in Schedule 6.5 hereto,  Sentry owns no
shares  of  capital  stock  or  other  equity   interest  in  any   corporation,
partnership, joint venture or other business organization or enterprise.

6.6 Financial Statements. Sentry has delivered to Acquiree its balance sheets for each of the last two full fiscal years ending before the date of this Agreement as well as its statement of income and loss for the same periods. In addition, Sentry has delivered to Acquiree its audited financial statements for the twelve-month period ending December 31, 1998 and unaudited balance sheet and income statement for the six month period ending June 30, 1999 (the "Sentry Interim Balance Sheet") which has been prepared in accordance with the applicable books and records of Sentry and presents fairly the financial condition of Sentry as of June 30, 1999, and represents there has been no material change in such financial condition of Sentry since June 30, 1999.

6.7 Absence of Undisclosed Liabilities. Sentry has no liabilities or obligations except for those (i) reflected on the Sentry Interim Balance Sheet; (ii) reflecting contractual liabilities or obligations incurred in the ordinary course of business that are not required by generally accepted accounting principles to be reflected in a balance sheet; (iii) incurred in the ordinary course of business subsequent to the date of the Sentry Interim Balance Sheet and not required to be disclosed pursuant to the terms of this Agreement; and
(iv) specifically disclosed in Schedule 6.7 attached hereto. Except as otherwise provided in this Agreement, the term "liabilities or obligations" as used in this Agreement shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

6.8 Certain Tax Matters. Sentry has duly filed all federal, state, and local tax returns and reports required to be filed by Sentry for all periods ending on or prior to June 30, 1999 and all taxes, including income, gross receipts, and other taxes and any penalties with respect thereto, shown thereon to be due and payable, have been paid, withheld, or reserved for or are reflected as a liability in the Sentry Interim Balance Sheet. The returns and reports are, to the best knowledge of Sentry, correct and complete. Sentry has not entered into any agreements for the extension of time for the assessment of any tax or tax delinquency, has received no outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment, and has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes, including without limitation social security and unemployment compensation, relating to its employees, and remitted such withheld amounts to the appropriate taxing authority as required by law. Sentry does not have a permanent establishment located in any tax jurisdiction other than in the United States and is not liable for the payment of any taxes levied by any foreign tax jurisdiction.

6.9 Litigation; Compliance with Laws. There is no suit, action, claim, arbitration, administrative or legal or other proceeding, or governmental investigation pending or, to the knowledge of Sentry threatened against or related to Sentry. There has been no failure to comply with, nor any default under, any law, ordinance, requirement, regulation, or order applicable to Sentry or its business operations, nor any violation of or default with respect to any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against Sentry which might have a material adverse effect on the financial condition, its business, results of operations, properties or assets of Sentry. There have been no illegal kickbacks, bribes or political contributions made by Sentry.

6.10 No Changes. Since June 30, 1999, there has not been:

     (a) Any change in the financial or other condition, assets, liabilities or business of Sentry, except changes described in Schedule 6.10 hereto, none of which individually or in the aggregate has been materially adverse to Sentry;

     (b) Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may adversely affect the business or assets of Sentry to a material degree;

     (c) Any strike, lockout, labor trouble or any similar event or condition of any character adversely affecting the business of Sentry;

     (d) Except as disclosed in writing to Acquiree from time to time, any declaration, setting aside or payment of any dividend or other distribution in respect of any of Sentry's shares or any direct or indirect redemption, purchase or other acquisition of Sentry's shares or any direct or indirect payment or incurring of management fees or other transactions between the shareholders of Sentry; or

     (e) Any increase in the compensation payable or to become payable by Sentry to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof, except in the ordinary course of business as disclosed to Acquiree.

6.11 Veracity of Statements. No representation or warranty by Sentry contained in this Agreement and no statement contained in any certificate, schedule or other instrument furnished to Acquiree pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make it not misleading.

6.12 Copies of Articles of Incorporation, Bylaws and Stock Records. A copy of Sentry's Certificate of Incorporation, Bylaws and stock records (certified by the Secretary of Sentry) has been delivered to Acquiree and each is correct and in effect as at the date of this Agreement. Such books and records have been regularly and properly kept and are complete, accurate and legally sufficient under applicable law.

6.13 Directors and Officers. Schedule 6.13 attached hereto is a true and complete list as of the date of this Agreement showing the names of Sentry's Directors and officers, each of whom has been duly elected.

6.14 ERISA Matters. Sentry has no Benefit Plans (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended).

6.15 OTC - Bulletin Board. Sentry has filed a Form 15c-211 with the National Association of Securities Dealers ("NASD") and has received clearance to be listed on the OTC-Bulletin Board under the symbol "SNTY". The filing with the NASD was true and complete and contained no misleading or false information. On the Effective Date, the common stock of Sentry will be listed on the OTC-Bulletin Board with at last one market maker publishing a quotation for the Sentry Common Stock. Sentry has also filed a Form 10-SB12G/A with the Securities and Exchange Commission which has reached the "no further comment" stage which makes Sentry a fully reporting company, subject to all the rules and regulations inherent therewith.

                                    ARTICLE 7

                       CONDITIONS TO SENTRY'S OBLIGATIONS

The exchange of the Acquiree's Shares by Sentry on the Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

7.1 Good Standing and Other Certificates. Acquiree and each of its subsidiaries shall have delivered to Sentry:

     (a) copies of certificates of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

     (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that Acquiree and each of its subsidiaries are in good standing or subsisting in such jurisdiction and listing all charter documents including all amendments thereto, on file;

     (c) a copy of the By-Laws each of Acquiree and each of its subsidiaries, certified by the respective Secretary of each entity as being true and correct and in effect on the Closing Date.

     (d) a  resolution  of  Acquiree's  Board of  Directors  certified  by their respective Secretary approving the transactions contemplated hereby and authorizing the President and Secretary of each entity to execute this Agreement and all documents necessary to consummate the exchange of the Shares.

7.2 Officer Certificate. Acquiree shall deliver a certificate of its President, see Schedule 7.2, stating the following:

     (a) Certain Agreements. There are no management or consulting agreements with any third parties to provide these services to Acquiree or any of its subsidiaries.

     (b) No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of Acquiree or any of its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

     (c) Truth of Representations and Warranties. The representations and warranties of Acquiree contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     (d) Performance of Agreements. All of the agreements of each of Acquiree or any of its subsidiaries to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

     (e) No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

7.3 Acquiree's Letter. Sentry shall have received a letter, dated the Closing Date, from Acquiree, in form and substance satisfactory to it, to the effect set forth in Schedule 7.3 attached hereto.

7.4 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

7.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Sentry and their counsel, and Sentry shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                    ARTICLE 8

                      CONDITIONS TO ACQUIREE'S OBLIGATIONS

The obligations Acquiree on the Closing Date are conditioned upon satisfaction, on or prior to such date, of the following conditions:

8.1 Good Standing Certificates. Sentry shall have delivered to Acquiree:

     (a) copies of the Certificate of Incorporation of Sentry, including all amendments thereto, certified by the Secretary of State of the State of Florida; and

     (b) certificates from the Secretary of State of the State of Florida to the effect that Sentry is in good standing in such State and listing all charter documents, including all amendments thereto, of Sentry on file.

8.2 Truth of Representations and Warranties. The representations and warranties of Sentry contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Sentry shall have delivered to Acquiree a certificate, dated the Closing Date, to such effect.

8.3 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

8.4 Performance of Agreements. All of the agreements of Sentry to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and Sentry shall have delivered to Acquiree a certificate, dated the Closing Date, to such effect.

8.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Acquiree and its counsel, and Acquiree shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                    ARTICLE 9

                ACTIVITIES PRIOR TO THE CLOSING DATE BY ACQUIREE

9.1 Operation of Business. Acquiree hereby agrees that from and after the date hereof to the Effective Date, except as otherwise contemplated by this Agreement or with Sentry's express written consent, Acquiree shall conduct its business solely in the ordinary course and Acquiree shall:

     (a) Not amend Acquiree's Certificate of Incorporation or Bylaws except as may be necessary to carry out this Agreement or as required by law;

     (b) Not change Acquiree's corporate name or consent to the use thereof by any other corporation;

     (c) Not pay or agree to pay to any employee, officer, or Director of Acquiree, without the consent of Sentry, compensation that is in excess of the current compensation level of such employee, officer, or Director except in the ordinary course of business as disclosed from time to time to Sentry;

     (d) Not make any changes in Acquiree's management without the consent of Sentry;

     (e) Not merge or consolidate Acquiree with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity;

     (f) Not sell, transfer, or otherwise dispose of any material assets without the prior written consent of Sentry, except in the ordinary course of business;

     (g) Not create, incur, assume, or guarantee any indebtedness for money borrowed except in the ordinary course of business; create or suffer to exist any mortgage, lien, or other encumbrance on any of its properties or assets, real or personal, except those in existence on the date hereof or permitted by
Section 5.7; or increase the amount of any indebtedness outstanding under any loan agreement, mortgage, or other borrowing arrangement in existence on the date hereof;

     (h) Cause Acquiree to pay when due in accordance with historical practice all accounts payable and trade obligations of Acquiree;

     (i) Maintain all material tangible portions of the assets of Acquiree in good operating repair, order, and condition, reasonable wear and tear excepted, and notify Sentry immediately upon any loss of, damage to, or destruction of any material tangible portion of the assets;

     (j) Use their best efforts to maintain in full force and effect insurance coverage of the types and in the amounts set forth in Schedule 5.13 attached hereto and apply the proceeds received under any insurance policy or as a result of any loss or destruction of or damage to any assets to the repair or replacement of such assets;

     (k) Use its best efforts to maintain in full force and effect all material agreements, contracts, leases, licenses, permits, authorizations, and approvals necessary for or related to the operation of the business of Acquiree in all respects and in all places as the business is now conducted;

     (l) Use its best efforts to preserve Acquiree's business organization intact, to keep available the services of its present employees and to preserve the good will of its customers and others having business relations with it;

     (m) Timely pay in accordance with the terms of each Benefit Plan all bona fide claims for Benefits thereunder; and

     (n) Promptly advise Sentry in writing of the commencement of, and of any known threat to commence any, suit, claim, action, arbitration, legal or administrative proceeding, governmental investigation, or tax audit against Acquiree.

9.2 Access to Information. Acquiree shall provide Sentry and its accountants, counsel and other representatives, during normal business hours and upon reasonable notice, access to the properties of Acquiree, including books, records, equipment, real estate, contracts, and other assets, and upon reasonable notice shall provide an opportunity to discuss the business and assets with its officers, employees, and independent accountants, customers, suppliers and sales representatives and furnish to Sentry and its representatives copies of such documents, records, and information with respect to the affairs of Acquiree as Sentry or its representatives may reasonably request and Sentry shall afford such information confidential treatment.

9.3 Labor Disputes. Between the date hereof and the Effective Date, Acquiree shall promptly advise Sentry of any actual or threatened union organization campaign, strike, slowdown, work stoppage, or other labor disturbance ("Labor Dispute") by any labor union or group of employees against Acquiree, and Acquiree shall use its best efforts to resolve any and all Labor Disputes to the mutual satisfaction of Sentry and Acquiree.

9.4 Best Efforts. Subject to the other provisions of this Agreement, Acquiree shall use its best efforts to cause the conditions listed in Article 9.1 hereof to be satisfied on the Effective Date.

                                   ARTICLE 10

                   ACTIVITIES PRIOR TO CLOSING DATE BY SENTRY

10.1 Operation of Business. Sentry hereby agrees that from and after the date hereof to the Effective Date, except as otherwise contemplated by this Agreement or with Acquiree's express written consent, Sentry shall conduct its business solely in the ordinary course and Sentry shall:

     (a) Not amend Sentry's Certificate of Incorporation or Bylaws except as may be necessary to carry out this Agreement or as required by law;

     (b) Not merge or consolidate Sentry, or any subsidiary, with another entity, acquire another entity or agree to be acquired by any other entity;

     (c) Not sell, transfer, or otherwise dispose of any material assets without the prior written consent of Acquiree, except in the ordinary course of business; and

     (d) Maintain in full force and effect all material agreements, contracts, leases, licenses, permits, authorizations, and approvals necessary for or related to the operation of the business of Sentry in all respects and in all places as the business is now conducted.

10.2 Best Efforts. Subject to the other conditions of this Agreement, Sentry shall use its best efforts to cause the conditions listed in Article 11.2 hereof to be satisfied on the Closing Date.

                                   ARTICLE 11

                       CONDITIONS PRECEDENT TO THE CLOSING

11.1 Obligation of Sentry to Close. The obligation of Sentry to consummate the merger on the Effective Date shall be subject to the satisfaction or the waiver by Sentry of the following conditions on or prior to the Closing Date:

     (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of Acquiree set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date, and Acquiree shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Effective Date, and Acquiree shall have delivered to Sentry certificates to such effect dated the Effective Date signed by Acquiree, which certificates shall be in the form attached hereto as Schedule 11.1(a);

     (b) Litigation Affecting Closing. On the Effective Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened;

     (c) Required Consents. The holders of any single debt obligation of Acquiree exceeding $250,000, the lessors of any material real or property or assets leased by Acquiree, the parties (other than Acquiree) to any other material contract, commitment or agreement to which Acquiree is a party, any governmental agency or body or any other individual or entity which owns or has authority to grant any franchise, license, permit, easement, right or other authorization necessary for the business of Acquiree and any governmental body or regulatory agency having jurisdiction over Acquiree, to the extent that their consent or approval is required under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the merger contemplated hereby in the manner herein provided, shall have granted such consent or approval;

     (d) No Material Damage to Business. The assets shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action by any governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy.

11.2 Obligation of Acquiree to Close. The obligation of Acquiree to consummate the merger on the Effective Date shall be subject to the satisfaction of the following conditions on or prior to the Effective Date:

     (a) Representations and Warranties; Compliance with Agreement. The representations and warranties of Sentry set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date, and Sentry shall have performed all covenants and agreements to be performed by it under this Agreement on or prior to the Effective Date, and Sentry shall have delivered to Acquiree certificates to such effect dated the Effective Date and signed by Sentry, which certificates shall be in the form attached hereto as
Schedule 11.2(a); or

     (b) Litigation Affecting Closing. On the Effective Date, no proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated hereby, and no investigation that might eventuate in any such suit, action or proceeding shall be pending or threatened.

     (c) No Material Damage to Business. The assets of Sentry shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action by any governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy.

                                   ARTICLE 12

                                INDEMNIFICATION

12.1 By Acquiree. From and after the Effective Date, Acquiree shall indemnify and hold harmless Sentry from and against (i) any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees (together, a "Loss"), and which Sentry may suffer or incur, resulting from, related to, or arising out of any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of Acquiree in this Agreement or from any misrepresentation in or omission from any schedule to this Agreement, and (ii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims (including employment-related claims) arising out of any of the foregoing; provided, however, that before Sentry may assert a claim for indemnity under this Article, Sentry must give or cause to be given written notice of such claim to Acquiree as provided in Section 12.4.

12.2 By Sentry. From and after the Effective Date, Sentry shall indemnify and hold harmless Acquiree from and against (i) any and all Loss which Acquiree may suffer or incur, resulting from, related to, or arising out of any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of Sentry in this Agreement or from any misrepresentation in or omission from any certificate or document furnished or to be furnished to Acquiree hereunder and (ii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments, and claims (including employment-related claims) arising out of any of the foregoing; provided, however, that before Acquiree may assert a claim for indemnity under this Section, Acquiree must give or cause to be given written notice of such claim to Sentry as provided in Section 12.4.

12.3 Limitation of Indemnity. Notwithstanding any provisions herein to the contrary:

     (a)   Neither   party   shall  be  liable  to  the  other   party  for  any
misrepresentation, the breach of any warranty or the failure to fulfill any covenant or agreement herein if such other party shall have had "actual knowledge" of the facts upon which such misrepresentation, breach or failure to fulfill is based at or prior to the Effective Date. For purposes of this Section 12.3(a) "actual knowledge" on the part of Sentry or Acquiree, respectively, shall mean the actual knowledge of one or more of its executive employees; and

     (b) The liability of either party computed otherwise in accordance with this Article 12 shall be limited to the after-tax consequence to the indemnified party (or the affiliated group of which such indemnified party is a member) of any such damage, loss, liability, deficiency cost or expense suffered or incurred by such indemnified party and shall be computed after giving effect to the recovery, if any, by the indemnified party of any applicable insurance proceeds, the pursuit of which shall be mandatory by the indemnified party.

12.4 Notice. Promptly after acquiring knowledge of any loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment or claim against which Acquiree has indemnified Sentry or against which Sentry has indemnified Acquiree, either Acquiree or Sentry, as the case may be, shall give to the other party written notice thereof. Each indemnifying party shall, at its own expense, promptly defend, contest or otherwise protect against any Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim against which it or he has indemnified an indemnified party, and each indemnified party shall receive from the other party all necessary and reasonable cooperation in said defense including, but not limited to, the services of employees of the other party who are familiar with the transactions out of which any such Loss or action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim may have arisen. The indemnifying party shall have the right to control the defense of any such proceeding unless relieved of its or his liability hereunder with respect to such defense by the indemnified party. The indemnifying party shall have the right, at its option, and, unless so relieved, to compromise or defend, at its own expense by its own counsel, any such matter involving the asserted liability of the indemnified party. In the event that the indemnifying party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the indemnified party of its intention to do so. In the event that an indemnifying party, after written notice from an indemnified party, fails to take timely action to defend the same, the indemnified party shall have the right to defend the same by counsel of its own choosing, but at the cost and expense of the indemnifying party.

12.5 Money Damages. If the Losses indemnified against pursuant to the provisions of Articles 12.1 and 12.2 hereof can be compensated by the payment of money to the other party, the indemnifying party shall, within 21 days after receipt of a written notice of a claim pursuant to Article 12.4 deliver to the other party either: (i) the amount of such claim by check or by wire transfer to the bank account of that party's choosing, or (ii) a written notice stating that it objects to the validity of such claim and setting forth in reasonable detail the grounds on which it is contesting the validity of the claim.

                                   ARTICLE 13

                          SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, GUARANTEES AND COVENANTS

13.1 Date Certain for Survival. All representations and warranties made by Sentry or Acquiree in this Agreement or pursuant hereto shall survive the closing hereunder for a period ending on the first anniversary of the Effective Date.


                                   ARTICLE 14

                 CONDUCT OF ACQUIREE AND SENTRY AFTER THE MERGER

14.1 Additional Actions and Cooperation. After the Effective Date, at the request of either party and at the requesting party's expense, but without additional consideration, the other party shall execute and deliver from time to time such further instruments of assignment, conveyance and transfer, shall cooperate in the conduct of litigation and the processing and collection of insurance claims, and shall take such other actions as may reasonably be required to accomplish the orderly transfer to Sentry of the assets and business of Acquiree as contemplated by this Agreement.

14.2 Audit Access. Sentry will preserve the books, records, reports, documents and lists obtained by it pursuant to this Agreement for a period of at least seven years from the Effective Date, will not thereafter destroy or otherwise dispose of such records without giving Acquiree notice and the opportunity to take possession thereof, and, while in possession of such records, will permit representatives of Acquiree to have access at reasonable times to such books, records, reports, documents and files, to make such copies therefrom as such representatives reasonably request. Sentry shall, subject to applicable law and regulation, and the terms of any confidentiality agreement, hold in confidence any nonpublic information concerning Acquiree obtained hereunder.

14.3 Insurance. On and after the Effective Date, Sentry shall cause Acquiree to maintain liability insurance coverage customary for the business engaged in by Acquiree and Sentry shall use its best efforts for a period of three years from the Effective Date to cause Acquiree to be named as an additional insured thereon. On the Effective Date, Sentry shall inform Acquiree as to the name of the insurer and terms of the policy providing such coverage, including the amount of any deductible, and shall inform Acquiree promptly upon any change in the insurer or the terms of such policy.

                                   ARTICLE 15

                               BROKERAGE; EXPENSES

15.1 Brokerage. None of the parties have employed or will employ any broker, agent, finder, or consultant (collectively, "Broker") or has incurred or will incur any liability for any brokerage fees, commissions, finders' fees, or other fees, in connection with the negotiation or consummation of the transactions contemplated by this Agreement, except as herein set forth on Schedule 15.1 hereto. Acquiree is responsible for and hereby indemnify and holds Sentry harmless against and in respect of any claim for brokerage fees, commissions, or other finder fees or commissions of any such Broker employed by Acquiree and any additional such claims incurred by Acquiree relative to this Agreement and the transactions contemplated hereby and any attorney fees incurred by any of these parties in relation to any such claim by a Broker. Similarly, Sentry is responsible for and hereby indemnify and holds Acquiree harmless against and in respect of any claim for brokerage fees, commissions, or other finder fees or commissions of any such Broker employed by Sentry and any additional such claims incurred by Sentry relative to this Agreement and the transactions contemplated hereby and any attorney fees incurred by Sentry in relation to any such claim by a Broker. Except as otherwise expressly provided in this Agreement, Acquiree shall bear the expenses of Acquiree in connection with this Agreement or the transactions contemplated hereby, including without limitation, any brokerage commission. Sentry shall bear its respective expenses incurred in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 16

                                   TERMINATION

16.1  Events of  Termination.  Anything  herein  or  elsewhere  to the  contrary
notwithstanding,   this  Agreement  may  be  terminated  by  written  notice  of termination at any time before the Effective Date only as follows:

     (a) By mutual consent of Acquiree and Sentry within three (3) days of the date of this Agreement;

     (b) Provided that Sentry is not in material default hereunder, by Sentry upon three (3) days' written notice to Acquiree, if all of the conditions precedent set forth herein have not been met; or

     (c) Provided that Acquiree are not in material default hereunder, by Acquiree upon three (3) days' written notice to Sentry if all of the conditions precedent set forth herein have not been met.

                                   ARTICLE 17

                                 CORPORATE NAME

17.1 Corporate Name. Sentry shall have the exclusive right to use the corporate name "TravelNow.com Inc." after the Effective Date and Acquiree shall retain no rights therein.


                                   ARTICLE 18

                 COVENANTS OF OFFICERS AND DIRECTORS OF ACQUIREE

18.1 Non-Competition, Non-Interference. In consideration of the exchange of the Sentry Stock by Acquiree, Jeff Wasson and Chris Noble, both being an officer and/or Director of Acquiree (the "Acquiree Parties") will not, whether for their own account or for the account of any other person, directly or indirectly:

     (a) engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with or render services or advise to, any business, the products or services of which compete, in whole or in part, with the products or activities of Acquiree within the geographical territories in which Acquiree or its subsidiaries at the time up to the Closing Date has conducted its business.

     (b) solicit any potential customer or client to which Acquiree or its subsidiaries has made a presentation, or with which Acquiree or its subsidiaries has been in contact, not to hire Acquiree or its subsidiaries, or to hire another company whether or not such Acquiree Party had personal contact with such person during or by reason of his or its association with Acquiree or its subsidiaries; or

     (c) solicit the business of any company which is a customer or client of Acquiree or its subsidiaries or was its customer or client within two years prior to the date of this Agreement;

     (d) persuade or attempt to persuade any employee of Acquiree or its subsidiaries, or any individual who was its employee during the two years prior to the date of this Agreement, to leave Acquiree or its subsidiaries' employ, or to become employed by or otherwise be engaged as an independent consultant or otherwise for, any person other than Acquiree or its subsidiaries; or

     (e) disclosure or use any confidential information of Acquiree or any of its clients and customers. For purposes of this section "confidential information" with respect to any entity shall mean trade secrets concerning such entity's operations, future plans, projected and historical sales, marketing, costs, production growth and distribution, any customer lists, customer information or other information relating to the products or services, whether patentable or not, concerning the business of such entity as conducted prior to the Closing Date.

     (f) this section shall be construed in accordance with each individuals' respective employment agreement. In case of a conflict, the individuals' employment agreement will be controlling.

18.2 Construction. It is the desire and intent of the parties to this Agreement that the provisions of Section 18.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of Section
18.1 shall be adjudicated to be invalid or unenforceable, for any reason, including, without limitation, the geographic or business scope or duration thereof, such provision shall be construed in such a way, with court approval, as to make it valid and enforceable to the maximum extent possible. Any validity or unenforceability of any provision of this Agreement shall attach only to such provision and shall not effect or render invalid any other provision of this Agreement or any other agreement or instrument.

18.3 Enforcement. The parties recognize that the performance of the obligations under Section 18 by Acquiree Parties is special, unique and extraordinary in character, and that in the event of the breach by such Acquiree Party of the terms and conditions of Section 18.1 to be performed, Acquiree and/or Sentry would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, Acquiree Parties agree that in such event, in addition to any other remedies which Acquiree and/or Sentry may have in law or equity for money damages or other relief, Acquiree and Sentry shall be entitled to temporary and/or injunctive relief, with the necessity of posting a bond therefor but without proving damages, to enforce the provisions hereof.


                                   ARTICLE 19

                                     GENERAL

19.1 Conflicts between Documents. In the event of any conflict between the terms of this Agreement and the terms of any other documents or instrument, the terms of this Agreement shall control and such documents and instruments shall be deemed amended and reformed to the extent required to eliminate any such conflict or inconsistency.

19.2 Entire Agreement; Amendments. This Agreement constitutes the entire understanding among the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, and terminated only by a written instrument duly executed by all of the parties.

19.3 Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

19.4 Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

19.5 Exhibits and Schedules. Each Exhibit and Schedule referred to herein is incorporated into this Agreement by such reference.

19.6 Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

19.7 Notices. All notices and other communications hereunder shall be in writing and shall be given to the person by sending a copy thereof by certified mail, telecopy or facsimile. Notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or when transmitted by telecopy or facsimile.

    If to Sentry to:
                        Ms. Teresa B. Crowley, President
                             Sentry Accounting, Inc.
                         321 N. Kentucky Avenue, Suite 1
                               Lakeland, FL 33801
                              (941) 683-5651 (fax)


    If to Acquiree:
                           Mr. Jeff Wasson, President
                        318 Park Central East, Suite 306
                              Springfield, MO 65806
                              (417) 864-8811 (fax)

    With a copy to:
                              Joel Schneider, Esq.
                            Sommer & Schneider, P.A.
                         600 Old Country Rd., Suite 535
                              Garden City, NY 11530
                              (516) 228-8211 (fax)

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

19.8 Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

19.9 Assignment. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties.

19.10 Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties, and does not confer any rights on any other persons or entities.

19.11 Governing Law; Jurisdiction. The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this Agreement is one for performance in Florida. The parties to this Agreement agree that they waive any objection, constitutional, statutory or otherwise, to a Florida court taking jurisdiction of any dispute between them. By entering into this Agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a Florida court. This Agreement shall be construed and enforced in accordance with laws of the State of Florida. Venue for any such action shall be deemed proper in Polk County, Florida.

19.12 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

19.13 Publicity. Prior to the Effective Date, all notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and agreed to by the Acquiree and Sentry. Except as may be required by law, prior to the Effective Date none of the parties hereto shall act unilaterally in this regard without the prior approval of the Acquiree and Sentry; provided, however, that such approval shall not be unreasonably withheld.

19.14 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

19.15 Limitations Upon Consent. Whenever, under the terms of this Agreement, the parties hereto are called upon to give their written consent, such written consent will not be unreasonably withheld.

19.16 Form of Consent. All consents of any kind required under this Agreement shall be in writing. Whenever, under the terms of this Agreement, Sentry, and/or Acquiree are authorized to give consent, such consent may be given and shall be conclusively evidenced by the Chairman of the Board of Directors or the President of each respective corporation giving such consent.

19.17 Attorney Fees and Court Actions. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of such action, shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.

19.18 Binding Effect. This Agreement shall inure to the benefit of and be binding upon Sentry and Acquiree, and their successors or assigns, including but not limited to any corporation or other business entity which may acquire all or substantially all of Sentry's and/or Acquiree's assets and business, or with, or into which Acquiree and/or any Acquiree subsidiary may be consolidated or merged, and upon the executors, administrators and legal representatives thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                              SENTRY ACCOUNTING, INC.

                                              By: /s/ Teresa B. Crowley
                                              -------------------------
                                              Teresa B. Crowley, President


                                              TRAVELNOW.COM INC.

                                              By: /s/ Jeff Wasson
                                              -------------------
                                              Jeff Wasson, President